Exhibit 4.37

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 14, 2009 (this “Security Agreement”), among CLEAN HARBORS, INC., a Massachusetts corporation (the “Company”), each of the subsidiaries of the Company listed on Annex A hereto or that becomes a party hereto pursuant to Section 8.13 hereof (each such subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent (the “Collateral Agent”), pursuant to an indenture, dated as of August 14, 2009 (as amended, restated, supplemented or modified from time to time, the “Indenture”) among the Company, each Guarantor (as defined in the Indenture), the Collateral Agent and U.S. Bank National Association, as trustee (the “Trustee”) on behalf of the holders of the Notes (as defined below) (the “Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Company has issued, or will issue $300,000,000 principal amount of 7.625% senior secured notes due 2016 (together with any other Securities (as such term is defined in the Indenture), including Exchange Notes issued pursuant to the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the Trustee has been appointed to serve as Notes Collateral Agent under the Indenture and, in such capacity, to enter into this Security Agreement;

WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur Other Pari Passu Lien Obligations which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 8.17 of this Security Agreement;

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes, the other Note Documents and any Other Pari Passu Lien Agreement and each is, therefore, willing to enter into this Security Agreement;

WHEREAS, this Security Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Obligations;

WHEREAS, each Subsidiary Grantor is a Domestic Subsidiary of the Company; and

NOW, THEREFORE, in consideration of the premises and to induce the Trustee and the Collateral Agent to enter into the Indenture and induce the Holders to purchase the Notes, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein shall have the meanings specified therein.

(b)           The following terms shall have the following meanings:

“Accounts” shall mean all “accounts” as such term is defined in Article 9 of the NY UCC.

“Authorized Representative” shall mean any duly authorized representative of any holder of Other Pari Passu Lien Obligations under any Other Pari Passu Lien Agreement designated as “Authorized Representative” for such holder in an Other Pari Passu Lien Secured Party Consent delivered to the Collateral Agent.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in Article 9 of the NY UCC.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in subsection 5.1.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Agent” shall have the meaning assigned to such term in the recitals hereto.

“Collateral Deposit Account” shall have the meaning assigned to such term in Section 5.2.

“Control Agreement” means with respect any Deposit Account or Securities Account maintained by any Grantor, an agreement, establishing the Collateral Agent’s Control with respect to such Deposit Account or Securities Account, among such Grantor, an institution maintaining such Grantor’s account, and the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now owned or hereafter acquired by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement, including those exclusive agreements listed on Schedule 1.

“copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country or jurisdiction, whether as author, assignee, transferee or otherwise, whether registered or unregistered, whether statutory or common law and whether published or unpublished and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations and pending applications for registration in the United States Copyright Office.

 “Copyrights” means all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Deposit Accounts” shall mean all “deposit accounts,” as such term is defined in Article 9 of the NY UCC.

“Discharge of Obligations” shall mean both (i) in the case of the Indenture, the discharge or defeasance of the Indenture in accordance with Sections 8.1 and 8.2 thereof and (ii) in the case of each Other Pari Passu Lien Agreement, the repayment of the Other Pari Passu Lien Obligations under such agreement or such other event which entitles the Grantors to obtain a release of the Liens securing such Other Pari Passu Lien Obligations under the Security Documents.

“Documents” shall mean all “documents,” as such term is defined in Article 9 of the NY UCC.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the NY UCC.

“Event of Default” shall mean an “Event of Default” under and as defined in the Indenture or any Other Pari Passu Lien Agreement.

 “Excluded Accounts” shall mean (a) prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), any Deposit Account or Securities Account established solely to hold the identifiable proceeds of any sale of ABL Collateral after an Event of Default (as defined in the Credit Agreement), (b) Deposit Accounts exclusively used for funding zero balance disbursement Deposit Accounts in respect of payroll, payroll taxes and other employee wage and benefit payments and (c) other Deposit Accounts the average daily balance of which do not contain more than $1.0 million in the aggregate for all such Deposit Accounts at any time.

“Excluded Property” shall mean:

(a)           any permit or license issued by a governmental authority to any Grantor or any agreement to which any Grantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, validly prohibit the creation by such Grantor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(b)           assets owned by any Grantor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing a Capital Lease Obligation permitted to be incurred pursuant clauses (7) or (12) of the definition of “Permitted Liens” in the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets and proceeds;

(c)           any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Grantor that is subject to a Lien permitted by clause (17) of the definition of “Permitted Liens” in the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(d)           any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein;

(e)           assets of the Grantors held outside of the United States;

(f)            assets of the Company’s foreign Subsidiaries;

(f)            any capital stock, notes, instruments, other equity interests and other securities of any Subsidiary or Affiliate of the Company (other than any Securities Account); provided that (x) notwithstanding the foregoing, intercompany Indebtedness held by any Grantor shall be deemed Collateral, but no notes or securities evidencing the same shall be required to be delivered to the Collateral Agent hereunder and such notes or securities (but not the Indebtedness underlying such notes and securities) shall not be Collateral, (y) no Grantor or any of its Subsidiaries shall pledge or grant any security interest in any such note or security to any Person without the consent of the Collateral Agent and (z) the intercompany loans (or any whole or partial replacements or refinancings thereof) made on July 31, 2009 and on or about the date hereof to one or more Canadian Subsidiaries of the Issuer shall not be evidenced by a note or a security; and

(g)           any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law, statute or regulation;

provided, however, that (A) Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f) or (g)  (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b), (c), (d), (e), (f) or (g)) and (B) any property or asset that constitutes Excluded Property by reason of any violation or restriction shall cease to be Excluded Property upon the ineffectiveness, lapse or termination of such prohibition or restriction.

“Final Date” shall mean the date upon which there has been a Discharge of Obligations with respect to the Indenture and each Other Pari Passu Lien Agreement.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the NY UCC.

“Guarantors” shall mean each Grantor other than the Company.

“Grantor” shall mean the Company and each of the other Grantors identified in the recitals hereto.

“Instruments” shall mean all “instruments,” as such term is defined in Article 9 of the NY UCC.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all proprietary information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now or hereafter acquired by any Grantor, in each case with respect to Securities (other than Securities in a wholly-owned Subsidiary of the Company) to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Securities is not prohibited by any shareholder, joint venture or similar agreement governing such Securities without the consent of any other party thereto (other than a Grantor), would not give any other party (other than a Grantor) to any such shareholder, joint venture or similar agreement governing such Securities the right to terminate its obligations thereunder or is permitted with consent (other than any consent of a Grantor) if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Letter of Credit Rights” shall mean all “letter of credit rights” as such term is defined in Article 9 of the NY UCC.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Mortgaged Property” shall mean each real property designated as “Mortgaged Property” on Schedule III to the Purchase Agreement and any other real property subject to a Mortgage.

“Motor Vehicle Laws” shall mean all U.S. Federal, state, provincial and local laws, regulations, rules and judicial or agency determinations and orders applicable to the ownership and/or operation of vehicles (including, without limitation, the Rolling Stock), or the business of the transportation of goods by motor vehicle, including, without limitation, laws, regulations, rules and judicial or agency determinations and orders promulgated or administered by the Federal Highway Administration, the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the Surface Transportation Board and other state, provincial and local Governmental Authorities with respect to vehicle safety and registration and motor carrier insurance, financial assurance, credit extension, contract carriage, tariff and reporting requirements.

“Note Documents” means the Notes, the Guarantees, the Indenture, the Security Documents and the Intercreditor Agreement.

“NY UCC” has the meaning assigned to such term in Section 1(a).

“Obligations” shall mean the collective reference to the Note Obligations and the Other Pari Passu Lien Obligations.

“Other Pari Passu Lien Agreement” shall mean any indenture, credit agreement or other agreement, if any, pursuant to which any Grantor has or will incur Other Pari Passu Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Other Pari Passu Lien Obligations pursuant to and in accordance with Section 8.17.

“Other Pari Passu Lien Obligations” shall mean all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) owing under any Other Pari Passu Lien Agreement that has been designated as Other Pari Passu Lien Obligations pursuant to Section 8.17.

“Other Pari Passu Lien Secured Party Consent” shall mean a consent in the form of Annex 4 to this Security Agreement executed by the Authorized Representative of any holders of Other Pari Passu Lien Obligations pursuant to Section 8.17.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now owned or hereafter acquired by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now owned or hereafter acquired by any third party, is in existence, and all rights of any Grantor under any such agreement, including those exclusive agreements listed on Schedule 3.

“patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or jurisdiction, and (b) all rights and privileges arising under applicable law with respect to such Person’s use of any patents, all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” means all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC.

“Required Secured Parties” shall mean the holders of a majority in an aggregate principal amount of (i) the Notes, subject in all cases to Section 9.2 of the Indenture, and (ii) any Indebtedness constituting Other Pari Passu Lien Obligations, in each case, excluding for all purposes of this definition any holder of such debt whose vote is required to be disregarded under the Indenture or the applicable Other Pari Passu Lien Agreement.

“Rolling Stock” shall mean all trucks, trailers, tractors, service vehicles, automobiles, other registered mobile equipment and any other Equipment covered by a certificate of title or ownership.

“Secured Parties” shall mean (i) the Holders; (ii) the Trustee, (iii) the Collateral Agent, (iv) the holders of any Other Pari Passu Lien Obligation and (v) any Authorized Representative; (vi) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Note Document and (vii) any successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Accounts” shall mean all “securities accounts,” as such term is defined in Article 9 of the NY UCC.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 2.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now owned or hereafter acquired by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now owned or hereafter acquired by any third party, and all rights of any Grantor under any such agreement, including those exclusive agreements listed on Schedule 5.

“trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now owned or hereafter acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” means all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 6 hereto.

(c)           The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection and Schedule references are to this Security Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof

2.             Grant of Security Interest.

(a)           Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the following property now owned or hereafter acquired by such Grantor or in which such Grantor now has or at any time in future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)              all Accounts;

(ii)             all cash and/or money;

(iii)            all Chattel Paper;

(iv)            all Deposit Accounts;

(v)             all Documents;

(vi)            all General Intangibles;

(vii)           all Instruments;

(viii)          all Intellectual Property;

(ix)            all Goods, including Equipment, Inventory and Rolling Stock;

(x)             all Investment Property;

(xi)            all Commercial Tort Claims described on Appendix F to the Perfection Certificate;

(xii)           all Supporting Obligations;

(xiii)          all Letter of Credit Rights;

(xiv)          books and records pertaining to the Collateral;

(xv)           any other contract rights or rights to payment of money, insurance claims and proceeds; and

(xvi)          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xvi) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

(b)           Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments or continuations thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such

Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents executed by any Grantor as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor over each Grantor’s registrations and applications for Copyrights, Patents and Trademarks, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

Notwithstanding the foregoing authorizations, it shall be the responsibility of the Grantors to file or cause to be made all filings specified in this Section and this Section shall not be construed to impose any duty or obligation upon the Collateral Agent.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3.             Representations And Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1.               Title; No Other Liens.  Except for the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement and other Liens permitted by the Indenture and each Other Pari Passu Lien Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Security Agreement or are permitted by the Indenture.

3.2.               Perfected First Priority Liens.

(a)           Subject to the limitations set forth in clause (b) of this subsection 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid perfected Security Interests in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the filing of all financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) delivery of all Instruments, Chattel Paper and certificated Securities, together with instruments of transfer or assignment duly executed in blank, (C) in the case of Rolling Stock the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, the notation of the Security Interest created hereunder noted thereon and (D) completion of the filing, registration and recording of a fully executed agreement substantially in the form of Annex 3 hereto and containing a description of all Collateral constituting registrations and applications for Intellectual Property in the United States Patent and Trademark Office within the three-month period (commencing as of the date hereof) or, in the case of Collateral constituting registrations and applications for Intellectual Property acquired after the date hereof, thereafter pursuant to 35 USC §261 and 15 USC §1060 and the regulations thereunder with respect to United States Patents and United States registered and applied for Trademarks; and in the United States Copyright Office within the one-month period (commencing as of the date hereof) or, in the case of Collateral constituting registrations and applications for Intellectual Property acquired after the date hereof, thereafter with respect to United States registered Copyrights pursuant to 17 USC §205 and the regulations thereunder and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than (A) Liens in favor of the secured parties under the Credit Agreement as set forth in the Intercreditor Agreement and (B) Permitted Liens and any equivalent provision of each Other Pari Passu Lien Agreement.

(b)           Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Codes of the relevant State(s), (ii) filings with the registrars of motor vehicles or other appropriate authorities in the relevant jurisdictions, (iii) filings approved by United States government offices with respect to registrations and applications of Intellectual Property, (iv) in the case of Collateral that constitutes Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents, possession by the Collateral Agent in the United States, and (v) the obtaining of Control Agreements over Deposit Accounts and Securities Accounts (including, without limitation, those listed on Schedule 8) other than Excluded Accounts; provided, however, that each Grantor shall be required to do the following in order to perfect the Security Interests granted under this Security Agreement: (i) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in such Collateral; (ii) obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Collateral Agent, including any consent of any licensor, lessor or other person obligated on the Collateral, (iii) obtain waivers from mortgagees and landlords in form and substance satisfactory to the Collateral Agent, and (iv) take all actions under any earlier versions of the NY UCC or under any other law, as reasonably determined by the Collateral Agent to be applicable.  No Grantor shall be required to complete any filings or other action with respect to the perfection of Security Interests in any jurisdiction outside the United States.

(c)           It is understood and agreed that the Security Interests in cash, Deposit Accounts and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3.               Collateral Locations.  On the Issue Date, all of such Grantor’s locations where Inventory is located (except for Equipment or Inventory in transit, that has been sold (including sales on consignment or approval in the ordinary course of business), that is out for repair or maintenance or any Collateral with a value less than $1,000,000 in the aggregate) are listed on Schedule 7.  All such locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in part (b) of Schedule 7 and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in part (c) of Schedule 7.

3.4.               Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated at the time furnished in all records of such Grantor relating thereto and in all invoices and other reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time.

3.5.               Inventory.  With respect to any Inventory that is Collateral, (a) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition other than the payment of royalties incurred pursuant to the sale of such Inventory in the ordinary course of business, (b) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, to the extent required thereby and (c) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent after the occurrence and during the continuation of an Event of Default shall not require the consent of any Person (other than any landlord with respect to any leased real property of such Grantor in respect of which no Collateral Access Agreement has been obtained or as required by applicable Law) and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.6.               Perfection Certificate.  All information set forth on the Perfection Certificate relating to the Collateral and the Mortgaged Property is accurate and complete, and there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Grantor.

4.             Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Final Date:

4.1.               Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in subsection 3.2 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to subsection 3.2(b).

(b)           Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.  In addition, within 30 days after the end of each calendar quarter, such Grantor will deliver to the Collateral Agent a written supplement hereto substantially in the form of Annex 2 hereto with respect to any additional registrations and applications for Copyrights, Patents, Trademarks and any material exclusive Licenses acquired by such Grantor after the date hereof, all in reasonable detail.

(c)           Subject to clause (d) below and subsection 3.2(b), each Grantor agrees that at any time and from time to time, at the reasonable request of the Collateral Agent, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Required Secured Parties may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby, all at the expense of such Grantor.

(d)           Notwithstanding anything in this subsection 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Indenture or any Other Pari Passu Lien Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Company that is required by the Indenture or any Other Pari Passu Lien Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Indenture, any applicable provisions of any Other Pari Passu Lien Agreement or this subsection 4.1.

4.2.               Changes in Locations, Name, etc.  Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office), (iv) in its identity or type of organization or corporate structure or (v) in its Federal Taxpayer Identification Number or organizational identification number.  Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor agrees to promptly take all actions reasonably necessary or advisable to maintain a valid, legal and perfected security interest in all the Collateral having at least the priority described in subsection 3.2.

4.3.               Notices.  Each Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Indenture and each Other Pari Passu Lien Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4.               Filings with the United States Patent and Trademark Office and the United States Copyright Office. On the Issue Date, each Grantor agrees to file all appropriate and necessary documents with the United States Patent and Trademark Office and the United States Copyright Office required to record the Security Interest created hereunder and evidence that the registrations and applications for United States Trademarks, Patents and Copyrights listed on Schedules 2, 4 and 6 hereto are free and clear of any Liens (other than any Lien created under this Security Agreement or Permitted Liens) recorded in such offices in respect of such registrations and applications for United States Trademarks, Patents and Copyright.

4.5.               Commercial Tort Claims.  Each Grantor shall promptly, and in any event within ten Business Days after the same is acquired by it, notify the Collateral Agent of any commercial tort claims (as defined in the UCC) acquired by it which could reasonably be expected to result in award damages in excess of $1,000,000 in writing signed by such Grantor providing the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance substantially the same as any such writing provided under the ABL Security Documents (as defined in the Intercreditor Agreement), if any.

4.6.               Collateral Access Agreements.  Each Grantor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location not owned by such Grantor set forth in Schedule 7 a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral having a value in excess of $1,000,000 is stored or located and use commercially reasonable efforts to obtain a Collateral Access Agreement from each lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral having a value in excess of $1,000,000 is stored or located from time to time; provided that the aggregate value of Collateral stored or located at these locations not owned by the Grantors for which the applicable Grantor has not used commercially reasonable efforts to obtain Collateral Access Agreements from the applicable lessors, bailees or consignees shall not exceed $15,000,000 in the aggregate.

4.7.               Instruments and Tangible Chattel Paper.  As of the date hereof, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate.  Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Chattel Paper not previously delivered to the Collateral Agent exceeds $500,000 in the aggregate for all Grantors, the Grantor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

4.8.               Special Covenants with Respect to Rolling Stock. Each Grantor shall cause all Rolling Stock, now owned or hereafter acquired by any Grantor, which, under applicable law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Grantor and cause all Rolling Stock, now owned or hereafter acquired by any Grantor, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Grantor, and in the case of any individual Rolling Stock of an Grantor with a fair market value in excess of $50,000, the applicable Grantor shall notify the Collateral Agent of any such Rolling Stock acquired after the date hereof and the Security Interest of the Collateral Agent created hereunder shall be noted thereon.  At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent the certificates of title covering each item of Rolling Stock the perfection of which is governed by the notation on the certificate of title of the Collateral Agent’s Security Interest created hereunder. No Grantor shall request any Rolling Stock be released from the Lien created by the Security Documents unless such a release is permitted by the Note Documents and no such release shall be requested at any time after the occurrence and during the continuation of an Event of Default.

4.9.               Investment Property.  If any Grantor shall, now or at any time hereafter, hold or acquire any certificated securities not constituting Excluded Property, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.  If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply without further consent of such Grantor or such nominee, at any time with instructions from the Collateral Agent as to such securities, or (b) arrange for the Collateral Agent to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Grantor or such nominee, at any time with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with such Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Note Documents and the Other Pari Passu Lien Agreements, would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.  The provisions of this Section 4.9 shall be subject to the Intercreditor Agreement.

4.10.             Letter-of-Credit Rights.  If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, use its commercially reasonable efforts to, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided herein.

4.11.             Deposit Accounts and Securities Accounts.  Subject to the Intercreditor Agreement, for each Deposit Account and Securities Account (including, without limitation, those listed on Schedule 8) that (i) prior to the Discharge of ABL Obligations, to the extent such Deposit Account or Securities Account constitutes ABL Priority Collateral (as defined in the Intercreditor Agreement), that any Grantor causes the depositary bank or securities intermediary, as applicable, to agree to comply without further consent of such Grantor, at any time with instructions from the collateral agent for the Credit Agreement to such depositary bank or securities intermediary, directing the disposition of funds or financial assets, as applicable, from time to time credited to such deposit account or securities account (provided that if the collateral agent or administrative agent under the Credit Agreement shall have entered into a control agreement with such depository bank or securities intermediary, the Collateral Agent shall enter into a similar control agreement) or (ii) from and after the Discharge of ABL Obligations or to the extent such Deposit Account or Securities Account, as applicable, does not constitute ABL Priority Collateral, that any Grantor, now or at any time hereafter, opens or maintains, such Grantor shall, at the Collateral Agent’s request and option, pursuant to a Control Agreement in form and substance satisfactory to the Collateral Agent, use its commercially reasonable efforts to cause the depositary bank or securities intermediary, as applicable, to agree to comply without further consent of such Grantor, at any time with instructions from the Collateral Agent to such depositary bank or securities intermediary directing the disposition of funds or financial assets from time to time credited to such deposit account or securities account.  The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing.  The provisions of this paragraph shall not apply to any Excluded Accounts.

4.12.             The Collateral Agent shall have the right at any time or times, to verify the validity, amount or any other matter relating to any Collateral, by mail, telephone, facsimile transmission or otherwise.

4.13.             Insurance.

(a)           Maintenance of Insurance.  Each Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties, including, without limitation, the Mortgaged Property, and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that such Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Collateral Agent.  In addition, all such insurance shall be payable to the Collateral Agent as loss payee under a “standard” or “New York” loss payee clause for the benefit of the Secured Parties and the Collateral Agent. Without limiting the foregoing, each Grantor will (a) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers’ compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Grantors, business interruption insurance, and product liability insurance.

(b)           Insurance Proceeds.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby and subject to the Intercreditor Agreement, (a) so long as no Default or Event of Default has occurred and is continuing be disbursed to the applicable Grantor for direct application by such Grantor solely to the repair or replacement of such Grantor’s property so damaged or destroyed except to the extent such proceeds are required to be applied to the Obligations as provided by the terms of the Credit Agreement, and (b) in all other circumstances, be held by the Collateral Agent as cash collateral for the Obligations.  Subject to the Intercreditor Agreement, the Collateral Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Collateral Agent may reasonably prescribe, for direct application by the applicable Grantor solely to the repair or replacement of such Grantor’s property so damaged or destroyed, or the Collateral Agent may apply all or any part of such proceeds held as cash collateral to the Obligations with the Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

(c)           Continuation of Insurance.  All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Collateral Agent.  In the event of failure by the Grantors to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to the Grantors.  The Grantors shall furnish the Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

5.             Remedial Provisions.

(a)           Certain Matters Relating to Accounts.  The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided hereunder and in the Indenture, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  A Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon except in the ordinary course of business and unless an Event of Default shall have occurred and subject to the Intercreditor Agreement,  the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuance of such Event of Default.

5.2.               Communications with Account Debtors; Grantors Remain Liable.

(a)           Subject to the terms of the Intercreditor Agreement, the Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, communicate with Account Debtors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)           Subject to the terms of the Intercreditor Agreement, upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify Account Debtors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3.               Proceeds To Be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the other Secured Parties specified in subsection 5.1 with respect to payments of Accounts, subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a collateral deposit account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent (the “Collateral Deposit Account”).  All Proceeds while held by the Collateral Agent in a Collateral Deposit Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.4.

5.4.               Application of Proceeds. (a) Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent of any collection or sale of the Collateral or Mortgaged Property as well as any Collateral consisting of cash, at any time after receipt shall be applied as follows:

(i)            first, to pay amounts owing to the Collateral Agent and Trustee (in its capacity as such) pursuant to this Security Agreement, the Indenture or any other Security Document;

(ii)           second, to the extent proceeds remain after the application pursuant to preceding clause (i), pro rata (based on the respective amounts of Obligations described in subclauses (x) and (y) below) to (x) the Trustee, based on the amount of Obligations then outstanding under the Indenture, for application as provided in the Indenture and (y) each Authorized Representative, based on the amount of Obligations then outstanding under the Other Pari Passu Lien Agreement pursuant to which it is acting as such, for application as provided in such Other Pari Passu Lien Agreement; and

(iii)            third, the balance, if any, to the Grantors or such other persons entitled thereto.

Upon any sale of the Collateral or Mortgaged Property by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral or Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

If, despite the provisions of this Section 5.4, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 5.4, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 5.4.  In making the determination and allocations required by this Section 5.4, the Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations and (ii) the applicable Authorized Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Other Pari Passu Lien Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

(b)           It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and Mortgaged Property and the aggregate amount of the Obligations.

(c)           It is understood and agreed by all parties hereto that the Collateral Agent shall have no liability for any determinations made by it in this Section 5.4.  The parties also agree that the Collateral Agent may (but shall not be required to and shall have no liability for not doing so), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral or Mortgaged Property in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

(d)           Each of the Secured Parties acknowledges and agrees that notwithstanding the date, time or creation of any Liens securing any of the Obligations under this Security Agreement or the Security Documents, the Obligations shall be equally and ratably secured by the Liens of this Security Agreement and the Security Documents and all Liens securing any of the Obligations (and any proceeds received from the enforcement of any such Liens) shall be for the equal and ratable benefit of all Secured Parties and shall be applied as provided in clause (a) above.  Each Secured Party, by its acceptance of the benefits hereunder and of the Security Documents, hereby agrees for the benefit of the other Secured Parties that, to the extent any additional or substitute collateral for any of the Obligations is delivered by a Grantor to or for the benefit of any Secured Party, such collateral shall be subject to the provisions of this clause (d).

(e)           Each of the Secured Parties hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Parties as provided in this Security Agreement and the other Security Documents, or the relative priority of any such Lien.

(f)            Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral or Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5.               Code and Other Remedies.  If an Event of Default shall occur and be continuing and subject to the terms of the Intercreditor Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to the Indenture, and (y) the ratable satisfaction of the Obligations in accordance with the Indenture pay the purchase price by crediting the amount thereof against the Obligations.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral

Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.5 in accordance with the provisions of subsection 5.4.

5.6.            Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral or Mortgaged Property are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7.            Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Indenture, Notes, the other Note Documents, the Other Pari Passu Lien Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto.  When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any Grantor or grantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any Grantor or grantor or any release of the Company or any Grantor or grantor shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8.            Suretyship Waivers by the Grantors.  Each Grantor waives promptness, diligence, presentment, demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered, notice of any Obligations incurred and any other notice with respect to any of the Obligations and this Security Agreement and any requirement that any Secured Party protect, secure, perfect or insure against any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Grantor) or any Collateral securing the

Obligations or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable.  Each Grantor further waives any and all other suretyship defenses and all defenses which may be available by virtue of any valuation, stay, moratorium law, or other similar law now or hereafter in effect.

5.9.            Marshaling.  Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Secured Party hereunder and of the Collateral Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

6.             The Collateral Agent.

6.1.            Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon and during occurrence of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement and the other Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and the other Security Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after and during the occurrence of an Event of Default and after written notice by the Collateral Agent of its intent to do so (it being understood that the Collateral Agent has no obligation to take any such action):

(i)            take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral or Mortgaged Property and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral or Mortgaged Property whenever payable and exercise all of such Grantor’s rights and remedies to collect any Account;

(ii)              in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)             pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)            execute, in connection with any sale provided for in subsection 5.5 or in any other Security Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral or Mortgaged Property;

(v)             obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to subsection 4.4 or pursuant to any other Security Document; and

(vi)            direct any party liable for any payment under any of the Collateral or Mortgaged Property to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)           ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral or Mortgaged Property;

(viii)          sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral or Mortgaged Property, endorsing any such Grantor’s name upon any items of payment in respect of Accounts or otherwise received by the Collateral Agent and deposit the same in the Collateral Agent’s account for application to the Obligations, and endorsing any such Grantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, including any negotiable or non-negotiable documents;

(ix)             commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or Mortgaged Property or any portion thereof and to enforce any other right in respect of any Collateral or Mortgaged Property;

(x)              defend any suit, action or proceeding brought against such Grantor with respect to any Collateral or Mortgaged Property (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral or Mortgaged Property);

(xi)             settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral or Mortgaged Property) and discharge or release any Account;

(xii)            assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine;

(xiii)           settle, adjust, compromise, extend or renew an Account;

(xiv)           notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Accounts or other proceeds of Collateral to an address designated by the Administrative Agent, and open and dispose of all mail addressed to any such Grantor and handle and store all mail relating to the Accounts;

(xv)     take control in any manner of any item of payment in respect of Accounts or otherwise received in or for deposit in the applicable deposit account subject to a Control Agreement or otherwise received by the Collateral Agent;

(xvi)           clear Inventory the purchase of which was financed with proceeds of the Notes through US Customs or foreign export control authorities in any Grantor’s name, the Collateral Agent’s name or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in any Grantor’s name for such purpose, and to complete in any Grantor’s or the Collateral Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof;

(xvii)          have access to any lockbox or postal box into which remittances from account debtors or other obligators in respect of Accounts or other proceeds of Collateral are sent or received; and

(xviii)         generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral or Mortgaged Property as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral or Mortgaged Property and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security

Agreement or the other Security Documents, all as fully and effectively as such Grantor might do.

Anything in this subsection 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Security Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to 7.625%, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2.            Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral or Mortgaged Property in its possession if such Collateral or Mortgaged Property is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Mortgaged Property upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral, Mortgaged Property or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder or pursuant to the other Security Documents are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and Mortgaged Property and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder or pursuant to the other Security Documents, except for their own gross negligence or willful misconduct.

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral or Mortgaged Property in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral or Mortgaged Property.  The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral or Mortgaged Property, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

The Collateral Agent is hereby authorized to enter into a Collateral Agency Agreement with Corporation Service Company, Bank of America, N.A., as ABL Secured Party and Clean Harbors Environmental Services, Inc. (as amended, restated, supplemented or modified from time to time, the “Collateral Agency Agreement”) for the purpose of engaging Corporation Service Company to act as collateral agent with respect to Rolling Stock for the benefit of the Collateral Agent.

The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or Mortgaged Property or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral or Mortgaged Property, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or Mortgaged Property or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral or Mortgaged Property, for insuring the Collateral or Mortgaged Property or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or Mortgaged Property.

Notwithstanding anything in this Security Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

6.3.            Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement or the other Security Documents with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement or the other Security Documents shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4.            Security Interest Absolute.  All rights of the Collateral Agent hereunder and under the other Security Documents, the security interest and all obligations of the Grantors hereunder and under the other Security Documents shall be absolute and unconditional.

6.5.            Continuing Security Interest; Assignments Under the Indenture; Release.

(a)           This Security Agreement and the other Security Documents shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Final Date.  In addition, the security interests granted hereunder shall terminate and be released, in whole or in part, (i) as to Note Obligations under the Indenture, as provided in the Indenture and (ii) as to the Other Pari Passu Lien Obligations under any Other Pari Passu Lien Agreement, as provided in such Other Pari Passu Lien Agreement.

(b)           In connection with any termination or release pursuant to paragraph (a), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this subsection 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6.            Reinstatement.  This Security Agreement and the other Security Documents shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.             Collateral Agent As Agent.

(a)           U.S. Bank National Association has been appointed to act as Collateral Agent under the Indenture by the Holders and, by their acceptance of the benefits hereof and the other Security Documents, the other Secured Parties.  The Collateral Agent shall be obligated, and shall have the right hereunder and under the other Security Documents, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral or Mortgaged Property), solely in accordance with this Security Agreement, the other Security Documents, the Indenture and the Intercreditor Agreement, provided that, except as otherwise expressly provided in the Indenture or the other Note Documents, the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for herein, including in Section 5, in accordance with the instructions of the Required Secured Parties.  In furtherance of the foregoing provisions of this subsection 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder or Mortgaged Property, it being understood and agreed by such Secured Party that all rights and remedies hereunder or pursuant to the other Security Documents, may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this subsection 7(a).

(b)           The Collateral Agent shall at all times be the same Person that is the Trustee under the Indenture.  Written notice of resignation by the Trustee pursuant to subsection 7.8 of the Indenture shall also constitute notice of resignation as Collateral Agent under this Security Agreement and the other Security Documents; removal of the Collateral Agent shall also constitute removal as Collateral Agent under this Security Agreement or the other Security Documents; and appointment of a successor Trustee pursuant to subsection 7.8 of the Indenture shall also constitute appointment of a successor Collateral Agent under this Security Agreement and the other Security Documents.  Upon the acceptance of any appointment as Collateral Agent under subsection 7.8 of the Indenture by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement and the other Security Documents, and the retiring or removed Collateral Agent under this Security Agreement and the other Security Documents shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement and the other Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement and the other Security Documents.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement and the other Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement and the other Security Documents while it was Collateral Agent hereunder.  Notwithstanding anything to the contrary, upon the occurrence of Discharge of Obligations with respect to the Indenture, the Required Secured Parties shall be entitled to appoint a successor Collateral Agent under this Security Agreement and the other Security Documents.

8.             Miscellaneous.

8.1.            Amendments in Writing.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 9.2 of the Indenture and by each other Authorized Representative to the extent required by (and in accordance with) each Other Pari Passu Lien Agreement.

8.2.            Notices.  All notices, requests and demands pursuant hereto shall, if to the Collateral Agent, Trustee or any Holder, be made in accordance with Sections 14.2 of the Indenture (whether or not then in effect) and if to any Authorized Representative or holders of any Other Pari Passu Lien Obligation, to the address specified in the applicable Other Pari Passu Lien Joinder Agreement.  All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Indenture (whether or not then in effect).

8.3.            No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to subsection 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.            Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement or any other Security Document.

(b)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or the Mortgaged Property or in connection with any of the transactions contemplated by this Security Agreement or any other Security Document.

(c)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement or any other Security Document to the extent the Company would be required to do so pursuant to subsection 7.7 of the Indenture (whether or not then in effect).

(d)           The agreements in this subsection 8.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture, Notes, the other Note Documents and the Other Pari Passu Lien Agreements.

8.5.            Successors and Assigns.  The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement except pursuant to a transaction permitted by the Indenture and each Other Pari Passu Lien Agreement.

8.6.            Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

8.7.            Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8.            Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9.            Integration.  This Security Agreement, together with the other Note Documents, represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein, in the other Note Documents or in the Other Pari Passu Lien Agreements.

8.10.          GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

8.11.          Submission to Jurisdiction Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Security Agreement, the other Note Documents to which it is a party and any Other Pari Passu Lien Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the State, County and City of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in subsection 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any Secured Party to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 8.11 any special, exemplary, punitive or consequential damages.

8.12.             Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement, the other Note Documents and the Other Pari Passu Lien Agreements to which it is a party;

(b)           neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement, any of the other Note Documents or the Other Pari Passu Lien Agreements and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Note Documents or the Other Pari Passu Lien Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Holders and any other Secured Party or among the Grantors and the Holders and any other Secured Party.

8.13.             Additional Grantors.  Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 4.20 of the Indenture and/or the equivalent provision of any Other Pari Passu Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Annex 1 hereto.  The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14.             Delivery of ABL Priority Collateral.  Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as such term is defined in the Intercreditor Agreement), (i) the requirements of this Security Agreement to endorse, assign or deliver Collateral constituting ABL Priority Collateral (as such term is defined in the Intercreditor Agreement) to the Collateral Agent shall be deemed satisfied by endorsement, assignment or delivery of such ABL Priority Collateral to the collateral agent for the Credit Agreement and (ii) any endorsement, assignment or delivery to the collateral agent for the Credit Agreement with respect to the ABL Priority Collateral shall be deemed an endorsement, assignment or delivery to the Collateral Agent for all purposes hereunder.

8.15.             Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.

8.16.             WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17.             Other Pari Passu Lien Obligations.  On or after the date hereof and so long as expressly permitted by the Indenture and any Other Pari Passu Lien Agreement then outstanding, the Company may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Note Obligations as Other Pari Passu Lien Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other Pari Passu Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other Pari Passu Lien Obligations complies with the terms of the Indenture and any Other Pari Passu Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Other Pari Passu Lien Secured Party Consent (in the form attached as Annex 4).  Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other Pari Passu Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Other Pari Passu Lien Obligations as set forth in each Other Pari Passu Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Security Agreement and the Intercreditor Agreement.

8.18.             Incorporation by Reference.  In connection with its execution and acting hereunder Collateral Agent is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

CLEAN HARBORS, INC.

By:	/s/ James M. Rutledge
Name:	James M. Rutledge
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Security Agreement

SUBSIDIARY GRANTORS:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, INC.
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
(list continued on next page)

CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR MANAGEMENT CONSULTANTS, INC.
HILLIARD DISPOSAL, LLC
MURPHY’S WASTE OIL SERVICE, INC.
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
TULSA DISPOSAL, LLC

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By:	/s/ William Geary
Name: William Geary
Title: Manager

CLEAN HARBORS FINANCIAL SERVICES COMPANY

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Trustee

(signatures continued on next page)

CLEAN HARBORS DEER PARK, L.P.
CLEAN HARBORS LAPORTE, L.P.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

By: Clean Harbors of Texas, LLC, its General Partner

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President

[Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Security Agreement]

ANNEX A TO THE
SECURITY AGREEMENT

SUBSIDIARY GRANTORS

•      Subsidiary Grantors

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL, LLC

BRIDGEPORT DISPOSAL, LLC

CH INTERNATIONAL HOLDINGS, INC.

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS OF BALTIMORE, INC.

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DEVELOPMENT, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS EL DORADO, LLC

CLEAN HARBORS FINANCIAL SERVICES COMPANY

CLEAN HARBORS FLORIDA, LLC

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC

CLEAN HARBORS LAPORTE, L.P.

CLEAN HARBORS LAUREL, LLC

CLEAN HARBORS LONE MOUNTAIN, LLC

CLEAN HARBORS LONE STAR CORP.

CLEAN HARBORS LOS ANGELES, LLC

CLEAN HARBORS (MEXICO), INC.

CLEAN HARBORS OF TEXAS, LLC

CLEAN HARBORS PECATONICA, LLC

PLAQUEMINE REMEDIATION SERVICES, LLC

CLEAN HARBORS PPM, LLC

CLEAN HARBORS REIDSVILLE, LLC

CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC

CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC

CLEAN HARBORS SAN JOSE, LLC

CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC

CLEAN HARBORS WHITE CASTLE, LLC

CLEAN HARBORS WILMINGTON, LLC

CROWLEY DISPOSAL, LLC

DISPOSAL PROPERTIES, LLC

GSX DISPOSAL, LLC

HARBOR MANAGEMENT CONSULTANTS, INC.

HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

HILLIARD DISPOSAL, LLC

CLEAN HARBORS CLIVE, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

SERVICE CHEMICAL, LLC

TULSA DISPOSAL, LLC

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS SERVICES, INC.

MURPHY’S WASTE OIL SERVICE INC.

CLEAN HARBORS KINGSTON FACILITY CORPORATION

CLEAN HARBORS OF CONNECTICUT, INC.

SPRING GROVE RESOURCE RECOVERY, INC.

Notice Address for All Grantors

c/o Clean Harbors, Inc.

42 Longwater Street

P.O. Box 9149

Norwell, MA 02061

[Security Agreement]

SCHEDULE 1 TO THE
SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE 2 TO THE
SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

SCHEDULE 3 TO THE
SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE 4 TO THE
SECURITY AGREEMENT

PATENTS

SCHEDULE 5 TO THE
SECURITY AGREEMENT

DOMESTIC TRADEMARK LICENSES

SCHEDULE 6 TO THE
SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

SCHEDULE 7 TO THE
SECURITY AGREEMENT

INVENTORY LOCATIONS

SCHEDULE 8 TO THE
SECURITY AGREEMENT

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

ANNEX 1 TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [ ] dated as of [ ], to the Security Agreement dated as of August 14, 2009, among CLEAN HARBORS, INC., a Massachusetts corporation (the “Company”), each subsidiary of the Company listed on Annex A thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively herein as the “Grantors”), U.S. Bank National Association, as collateral agent (the “Collateral Agent”), pursuant to an indenture, dated as of August 14, 2009 (as amended, restated, supplemented or modified from time to time, the “Indenture”) among the Company, each Guarantor (as defined in the Indenture), the Collateral Agent and U.S. Bank National Association, as trustee (the “Trustee”) on behalf of the holders of the Notes (as defined below) (the “Holders”).

A.                                   Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.                                     The Grantors have entered into the Security Agreement in order to induce the Holders to purchase the Notes.

C.                                     Section 4.20 of the Indenture and/or any equivalent provision of any Other Pari Passu Lien Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Company that is required to become a party to the Security Agreement pursuant to Section 4.20 of the Indenture and/or any equivalent provision of any Other Pari Passu Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement as consideration for purchase of the Notes by the Holders.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such

New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4.  Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule II hereto sets forth all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s registered Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth all of each New Grantor’s Trademark Licenses, (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s registered Trademarks (and all applications therefor); (vii) Schedule VIII hereto sets forth the inventory locations of the New Grantor; and (viii) Schedule IX hereto sets forth the Deposit Accounts and Security Accounts of the New Grantor.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable

2

in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Sections 14.2 of the Indenture of the Indenture (whether or not then in effect). All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Indenture (whether or not then in effect).

SECTION 9.  Each New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

3

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:
Name:
Title:

4

SCHEDULE I
TO THE SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Location of Chief Executive Office and Principal Place of Business	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE III
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE V
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

 PATENT REGISTRATIONS AND APPLICATIONS

SCHEDULE VI
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VII
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

SCHEDULE VIII
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

INVENTORY LOCATIONS

SCHEDULE IX
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

ANNEX 2 TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [ ] dated as of [ ], to the Security Agreement dated as of August 14, 2009, among CLEAN HARBORS, INC., a Massachusetts corporation (the “Company”), each subsidiary of the Company listed on Annex A thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively herein as the “Grantors”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”), pursuant to an indenture, dated as of August 14, 2009 (as amended, restated, supplemented or modified from time to time, the “Indenture”) among the Company, each Guarantor (as defined in the Indenture), the Collateral Agent and U.S. Bank National Association, as trustee (the “Trustee”) on behalf of the holders of the Notes (as defined below) (the “Holders”).

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.            The Grantors have entered into the Security Agreement in order to induce the Holders to purchase the Notes. Pursuant to Section 4.1(b) of the Security Agreement, within 30 days after the end of each calendar quarter, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of Annex 2 thereto with respect to any additional registrations and applications for Copyrights, Patents and Trademarks and any material exclusive Licenses acquired by such Grantor after the date of the Indenture. The Grantors have identified the additional registrations and applications for Copyrights, Patents and Trademarks and material exclusive Licenses acquired by such Grantors after the date of the Indenture set forth on Schedule I, II, III, IV, V, VI, VII and VIII hereto. The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office of any registrations and applications for Copyrights, Patents and Trademarks.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1.  (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule II hereto, (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule III hereto, (d) Schedule 4 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule IV hereto, (e) Schedule 5 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule V hereto, (f) Schedule 6 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VI hereto, (g) Schedule 7 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VII hereto and (h) and Schedule 8 of the Security Agreement is hereby supplemented, as applicable, by the information set forth in the Schedule VIII hereto.

SECTION 2.  Each Grantor hereby represents and warrants that the information set forth on Schedules I, II, III, IV, V, VI, VII and VIII hereto is true and correct.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement. All communications and notices hereunder to each Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Indenture (whether or not then in effect).

SECTION 8.  Each Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:
Name:
Title:

3

SCHEDULE I
TO SUPPLEMENT NO.     TO THE
SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE II
TO SUPPLEMENT NO.     TO THE
SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE III
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE IV
TO SUPPLEMENT NO.     TO THE
SECURITY AGREEMENT

PATENT REGISTRATIONS AND APPLICATIONS

SCHEDULE V
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VI
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

SCHEDULE VII
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

INVENTORY LOCATIONS

SCHEDULE VIII
TO SUPPLEMENT NO.      TO THE
SECURITY AGREEMENT

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

ANNEX 3 TO THE

SECURITY AGREEMENT

GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), effective as of [    ], 2009 is made by [    ], a [state] [form of entity], located at [              ] (the “Grantor”), in favor of U.S. Bank National Association, as Collateral Agent (the “Agent”) pursuant to an indenture, dated as of August 14, 2009 (as amended, restated, supplemented or modified from time to time, the “Indenture”) among Clean Harbors, Inc., a Massachusetts corporation (“Company”), each Guarantor (as defined in the Indenture), the Agent and U.S. Bank National Association, as trustee (the “Trustee”) on behalf of the holders of the Notes (as defined below) (the “Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Holders have severally agreed to purchase the Notes upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Indenture, the Grantor and certain other subsidiaries of the Company have executed and delivered a Security Agreement, dated as of August 14, 2009, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor pledged and granted to the Agent for the benefit of the Secured Parties, a security interest in all of the Grantor’s Intellectual Property, including the [Trademarks/Patents/Copyrights]; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Holders to purchase the Notes pursuant to the Indenture, the Grantor agrees, for the benefit of the Secured Parties, as follows:

1.             Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Indenture and the Security Agreement.

2

2.             Grant of Security Interest.  The Grantor hereby pledges and grants a security interest in, and agrees to assign, transfer and convey, upon demand made upon and during occurrence of an Event of Default, all of the Grantor’s right, title and interest in, to and under the [Trademarks/Patents/Copyrights] (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Collateral”), to the Agent for the benefit of the Agent and the Secured Parties to secure payment, performance and observance of the Obligations.

3.             Purpose.  This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark][Copyright] Office.  The security interest granted hereby has been granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof.  The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

4.             Acknowledgment.  The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement and the other Note Documents, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

5.            Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[ ]

By:
Name:
Title:

U.S. Bank National Association,
as Collateral Agent for the Secured Parties

By:
Name:
Title:

4

SCHEDULE A

U.S. [Patent/Trademark/Copyright] Registrations and Applications

[For Patents:]

Patent	Patent or Application Number

[For Trademarks:]

Trademark	Registration or Serial Number

[For Copyrights:]

Copyright	Registration Number

ANNEX 4 TO THE
SECURITY AGREEMENT

[Form of]

OTHER PARI PASSU LIEN SECURED PARTY CONSENT

[Name of Other Pari Passu Lien Secured Party]

[Address of Other Pari Passu Lien Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Secured Parties (the “New Secured Parties”) under the Security Agreement dated as of August 14, 2009 (the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)) among Clean Harbors, Inc., the Subsidiary Grantors party thereto and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i)            represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement and the other Security Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii)           acknowledges that the New Secured Parties has received a copy of the Security Agreement and the Intercreditor Agreement;

(iii)          appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement, Intercreditor Agreement and other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv)          accepts and acknowledges the terms of the Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof

2

applicable to holders of Other Pari Passu Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof (including, without limitation, Section 2.02(b) thereof) as fully as if it had been a Secured Party on the effective date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Security Agreement and the other Security Documents shall be as follows:

[Address]

The Collateral Agent, by acknowledging and agreeing to this Other Pari Passu Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER PARI PASSU LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3

IN WITNESS WHEREOF, the undersigned has caused this Other Pari Passu Lien Secured Party Consent to be duly executed by its authorized officer as of the        day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed
[ ],
as Collateral Agent

By:
Name:
Title:

CLEAN HARBORS, INC.

By:
Name:
Title:

4